                                                                   Exhibit 10.30



                         FIRST PALM BEACH BANCORP, INC.

                           DIRECTORS' RETIREMENT PLAN























                           Effective September 1, 1997

                         FIRST PALM BEACH BANCORP, INC.

                           DIRECTORS' RETIREMENT PLAN

                       ARTICLE I--PURPOSE; EFFECTIVE DATE

         The purpose of this Directors' Retirement Plan (the "Plan") is to provide supplemental retirement benefits for nonemployee eligible ("outside") Directors of First Palm Beach Bancorp, Inc. (the "Company"). It is intended that the Plan will aid in retaining and attracting outside directors of exceptional ability by providing them with these benefits. This Plan shall be effective as of September 1, 1997.


                             ARTICLE II--DEFINITIONS

         For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1      ACTUARIAL EQUIVALENT

         "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Board, using sound actuarial assumptions at the time of such determination.

2.2      BENEFICIARY

         "Beneficiary" means the person, persons or entity entitled under
Article V to receive any Plan benefits payable after a Participant's death.

2.3      BOARD

         "Board" means the Board of Directors of First Palm Beach Bancorp, Inc.

2.4      PARTICIPANT

         "Participant" means any individual who is participating in or has participated in this Plan, and who has not yet received his full benefit hereunder, as provided in Article IV.

2.5      PARTICIPATION AGREEMENT

         "Participation Agreement" means the agreement filed by a Participant and approved by the Board pursuant to Article III.

2.6      YEARS OF SERVICE

         "Years of Service" means the number of years (twelve (12) month periods) the Director has served on the Board. Years of Service shall include service as a director of First Palm Beach Bancorp, Inc. or its predecessor, First Bank of Florida, prior to September 29, 1993.

                           ARTICLE III--PARTICIPATION

3.1      ELIGIBILITY AND PARTICIPATION

                  (a) ELIGIBILITY. Eligibility to participate in the Plan is limited to outside directors serving as such after September 1, 1997. Notwithstanding the preceding sentence, no person who has received, or is eligible to receive, benefits under any tax-qualified retirement plan maintained by First Bank of Florida or First Palm Beach Bancorp, Inc., shall be eligible for benefits under this Plan.

                  (b) PARTICIPATION. A Director's participation in the Plan shall be effective upon notification of such person by the Board of eligibility to participate, completion of a Participation Agreement by such person and acceptance of the Participation Agreement by the Board. Participation in the Plan shall continue until such time as the Participant terminates his service on the Board and as long thereafter as the Participant is eligible to receive benefits under this Plan.



                              ARTICLE IV--BENEFITS

4.1      BENEFITS

         A benefit under this Plan shall be paid to the Director upon termination of service as a voting member of the Board, upon or attaining at least seventy (70) years of age, or completing at least twenty (20) Years of Service on the Board. A benefit shall also be paid to the designated Beneficiary(ies) of the Director in the event of his death prior to termination of service as a voting member of the Board.

4.2      AMOUNT OF BENEFIT

         The benefit stated in paragraph 4.1 above shall be equal to the annual amount of the retainer fee paid to active outside Directors of the Board at the time of such outside Director's termination of service.

4.3      FORM OF BENEFIT PAYMENT

         The benefit shall be paid in the basic form provided below, unless, at the Participant's request, the Board, in its sole discretion, selects an alternative form. Any form requested by the Participant shall be considered by the Board, but shall not be binding. Any alternative form shall be the Actuarial Equivalent of the basic form of benefit payments.

The basic and alternative forms of payment are as follows:

                  (a) BASIC FORM OF BENEFIT PAYMENT. Monthly payments equal to one-twelfth (1/12) of the annual benefit, continuing for the longer of one hundred twenty (120) months or until the Participant's death.

                  (b) ALTERNATIVE FORMS OF BENEFIT PAYMENT.

                           (i) A joint and survivor annuity with payment
                  continued to the survivor in the same amount as the amount paid to the Participant.

                           (ii) A joint and survivor annuity with payment
                  continued to the survivor at a rate equal to one-half (1/2) of the amount paid to the Participant.

                           (iii) Any other Actuarial Equivalent method as
                  approved by the Board.

4.4      COMMENCEMENT OF BENEFITS

         The benefits stated above shall commence within sixty (60) days after the earlier of the Director's termination of service as a voting member of the Board or the Director's date of death.

4.5      ACCELERATED DISTRIBUTION

         Notwithstanding any other provision of the Plan, at any time after benefit commencement, a Participant (or Beneficiary if the Participant is deceased) shall be entitled to receive, upon written request to the Board, a lump sum distribution equal to ninety percent (90%) of the Actuarial Equivalent of the Participant's unpaid benefits under this Plan on the date on which the Board receives the written request. The remaining unpaid benefits shall be forfeited by the Participant. The amount payable under this Section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Board from the Participant.

4.6      PAYMENT TO GUARDIAN

         If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Board may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Board may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Board and the Company from all liability with respect to such benefit.

                       ARTICLE V--BENEFICIARY DESIGNATION

5.1      BENEFICIARY DESIGNATION

         Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Board, and will be effective only when received by the Board during the Participant's lifetime. If the Participant elects a form of payment the amount of which depends on the identity of the Beneficiary, the Beneficiary Designation shall become irrevocable upon the commencement of payments. If a Participant and Beneficiary die in circumstances that leave doubt as to which was the first to die, the Participant shall be deemed to have survived the Beneficiary.

5.2      AMENDMENTS; MARITAL STATUS

         Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Board. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant's Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

5.3      NO PARTICIPANT DESIGNATION

         In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

5.4      EFFECT OF PAYMENT

         The payment to the deemed Beneficiary shall completely discharge the Company's obligations under this Plan.

5.5      DEATH BENEFIT

         If a Participant dies:

                  (a) After the commencement of benefits, his designated Beneficiary or Beneficiaries shall receive only such death benefits as are payable following the Participant's death under the form of benefit payment in effect for the Participant; and

                  (b) Prior to the commencement of benefits, his designated Beneficiary or Beneficiaries shall receive one hundred twenty (120) monthly payments equal to the monthly amount that would have been payable to the Participant in the Basic Form of Benefit Payment.

                           ARTICLE VI--ADMINISTRATION

6.1      BOARD; DUTIES

         This Plan shall be administered by the Board. The Board shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. The Board may be Participants under this Plan.

6.2      AGENTS

         In the administration of this Plan, the Board may, from time to time, employ agents and delegate to them such administrative duties as they see fit, and may from time to time consult with counsel who may be counsel to the Company.

6.3      BINDING EFFECT OF DECISIONS

         The decision or action of the Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

6.4      INDEMNITY OF BOARD

         To the extent permitted by applicable law, rules and regulations, and the Company's charter, the Company shall indemnify, hold harmless and defend the Board against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan.

                          ARTICLE VII--CLAIMS PROCEDURE

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Board who shall respond in writing as soon as practicable, and whose decisions shall be final and bind all parties concerned.

               ARTICLE VIII--TERMINATION, SUSPENSION OR AMENDMENT

8.1      TERMINATION, SUSPENSION OR AMENDMENT OF PLAN

         The Board may, in its sole discretion, terminate or suspend this Plan at any time or from time to time, in whole or in part. The Board may amend this Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of any Participant who has retired, or the benefits of any Beneficiary of a Participant who has died, prior to such termination, suspension or amendment.

                            ARTICLE IX--MISCELLANEOUS

9.1      UNFUNDED PLAN

         This Plan is intended to be an unfunded plan maintained to provide deferred compensation benefits for persons who are not employees and therefore not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Accordingly, the Plan shall terminate and no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee benefit plan within the meaning of Section 3(3) of ERISA.

9.2      UNSECURED GENERAL CREDITOR

         Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company. Except as may be provided in Section 9.3, such policies, annuity contracts or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

9.3      TRUST FUND

         The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

9.4      NONASSIGNABILITY

         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

9.5      NOT A CONTRACT OF EMPLOYMENT

         The terms and conditions of this Plan shall not be deemed to constitute a contract of employment or other engagement between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained as a director of the Company.

9.6      PROTECTIVE PROVISIONS

         A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

9.7      TERMS

         Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.

9.8      CAPTIONS

         The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.9      GOVERNING LAW

         The provisions of this Plan shall be construed, interpreted and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Florida.

9.10     VALIDITY

         If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

9.11     NOTICE

         Any notice or filing required or permitted to be given to the Board under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Board at 450 S. Australian Avenue, P.O. Box 3515, West Palm Beach, Florida 33402-3515. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.12     REQUIRED REGULATORY PROVISIONS

         Notwithstanding anything herein contained to the contrary, any benefits paid by the Company, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

9.13     SEVERABILITY

         A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

9.14     PAYMENTS OF SMALL AMOUNTS

         Notwithstanding any other provision of the Plan, if the present value of the retirement allowance payable hereunder shall at any time after termination of service as a Board member and prior to the commencement of payment thereof be less than ten thousand dollars ($10,000), then the Board may direct that it be paid in such lump sum in lieu of all other benefits under the Plan. For purposes of this Section 9.14, present values shall be determined using the interest rate and mortality assumptions then in use under Section 415 of the Code for purposes of valuing lump-sum payments under tax-qualified defined benefit plans, assuming payment would begin at the later of age sixty-five (65) or the date of termination of service.

9.15     SUCCESSORS

         The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

                                        FIRST PALM BEACH BANCORP, INC.

                                        By:    /s/ LOUIS O. DAVIS, JR.
                                               --------------------------------
                                               President

                                        By:    /s/ JOHN C. TRAMMEL
                                               --------------------------------
                                               Secretary